Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-176855 on Form S-3 of Sempra Energy and Registration Statement Nos. 333-56161, 333-50806, 333-49732, 333-121073, 333-128441, 333-151184, 333-155191, 333-129774 and 333-157567 on Form S-8 of Sempra Energy of our report dated February 22, 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to an agreement to sell certain businesses), relating to the consolidated statement of financial condition of RBS Sempra Commodities LLP and subsidiaries as of December 31, 2009, and the related consolidated statements of income, cash flows, and changes in members’ capital, for the year ended December 31, 2009 and the period from April 1, 2008 (Date of Commencement) to December 31, 2008, which report is incorporated by reference in this Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

New York, New York

February 28, 2012